As filed with the Securities and Exchange Commission on October 3, 2022

Registration No. 333-61520

Registration No. 333-121420

Registration No. 333-125297

Registration No. 333-127991

Registration No. 333-132820

Registration No. 333-135519

Registration No. 333-135521

Registration No. 333-136731

Registration No. 333-147419

Registration No. 333-147421

Registration No. 333-149967

Registration No. 333-156266

Registration No. 333-156267

Registration No. 333-161164

Registration No. 333-165460

Registration No. 333-168688

Registration No. 333-172430

Registration No. 333-176148

Registration No. 333-179653

Registration No. 333-183120

Registration No. 333-186784

Registration No. 333-196332

Registration No. 333-201399

Registration No. 333-202181

Registration No. 333-209583

Registration No. 333-223069

Registration No. 333-240235

Registration No. 333-253686

Registration No. 333-253689

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61520

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121420

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-125297

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127991

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-132820

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135519

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135521

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136731

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147419

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147421

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149967

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156266

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156267

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161164

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165460

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168688

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172430

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176148

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179653

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183120

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186784

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196332

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-201399

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202181

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209583

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223069

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-240235

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253686

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253689

UNDER THE SECURITIES ACT OF 1933

CITRIX SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-227152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip code)

2000 Director and Officer Stock Option and Incentive Plan

Second Amended and Restated 1995 Stock Plan

Amended and Restated 2000 Stock Incentive Plan of Net6, Inc.

Amended and Restated 2003 Stock Incentive Plan of Net6, Inc.

2005 Employee Stock Purchase Plan

2005 Equity Incentive Plan

NetScaler, Inc. 1997 Stock Plan

Teros, Inc. 2005 Restricted Stock Unit Plan

Reflectent Software, Inc. 2006 Restricted Stock Unit Plan

Reflectent Software, Inc. 2003 Stock Plan

2005 Equity Incentive Plan (As Amended)

Orbital Data Corporation 2006 Restricted Stock Unit Plan

Orbital Data Corporation 2002 Equity Incentive Plan

Ardence Delaware, Inc. 2006 Restricted Stock Unit Plan

Ardence Delaware, Inc. 2005 Omnibus Stock Plan

QuickTree, Inc. 2007 Restricted Stock Unit Plan

XenSource, Inc. 2005 Stock Plan

Deterministic Networks, Inc. 2008 Restricted Stock Unit Plan

Vapps, Inc. 2007 Stock Plan

Amended and Restated Paglo Labs Inc. 2007 Stock Option/Stock Issuance Plan

VMLogix, Inc. Amended and Restated 2006 Stock Incentive Plan

Netviewer AG 2010 Restricted Stock Unit Plan

Kaviza Inc. Amended and Restated 2008 Stock Incentive Plan (As Amended)

Kaviza Inc. 2010 Restricted Stock Unit Plan

Cloud.com, Inc. Amended and Restated 2008 Stock Incentive Plan

Cloud.com, Inc. 2011 Restricted Stock Unit Plan

Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (As Amended)

RingCube Technologies, Inc. 2011 Restricted Stock Unit Plan

Novel Labs, Inc. Amended and Restated 2007 Stock Incentive Plan

Novel Labs, Inc. 2011 Restricted Stock Unit Plan

Apere, Inc. Amended and Restated 2004 Stock Incentive Plan

Apere, Inc. 2012 Restricted Stock Unit Plan

Podio ApS 2012 Restricted Stock Unit Plan

Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan

Knowlity International Corporation 2012 Restricted Stock Unit Plan

Virtual Computer, Inc. 2012 Restricted Stock Unit Plan

App-DNA Group Limited 2011 Restricted Stock Unit Plan

Zenprise Inc. Second Amended and Restated 2004 Stock Option/Stock Issuance Plan

Citrix Systems, Inc. 2014 Equity Incentive Plan

Citrix Systems, Inc. 2015 Employee Stock Purchase Plan

RightSignature, LLC 2014 Restricted Unit Plan

Solid Instance, Inc. 2014 Restricted Stock Unit Plan

Sanbolic, Inc. 2014 Restricted Stock Unit Plan

Grasshopper Group, LLC 2015 Restricted Unit Plan

Citrix Systems, Inc. Amended and Restated 2014 Equity Incentive Plan

Citrix Systems, Inc. Second Amended and Restated 2014 Equity Incentive Plan

Citrix Systems, Inc. 2021 Inducement Plan

Wrike, Inc. Amended and Restated 2013 Stock Plan

Wrangler Topco, LLC Second Amended and Restated 2018 Equity Incentive Plan

(Full title of the plan)

Antonio G. Gomes

Chief Legal and Administrative Officer and Secretary

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(954) 267-3000

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Timothy Cruickshank, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•

Registration Statement on Form S-8 (No. 333-61520), which was filed with the Securities and Exchange Commission (the “Commission”) on May  23, 2001, pertaining to the registration of 14,598,975 shares of common stock, par value $0.001 per share (“Shares”) issuable under the 2000 Director and Officer Stock Option and Incentive Plan and the Second Amended and Restated 1995 Stock Plan.

•

Registration Statement on Form S-8 (No. 333-121420), which was filed with the Commission on December 17, 2004, pertaining to the registration of 51,546 Shares issuable under the Amended and Restated 2000 Stock Incentive Plan of Net6, Inc. and Amended and Restated 2003 Stock Incentive Plan of Net6, Inc.

•

Registration Statement on Form S-8 (No. 333-125297), which was filed with the Commission on May 27, 2005, pertaining to the registration of 20,100,000 Shares issuable under the 2005 Employee Stock Purchase Plan and the 2005 Equity Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-127991), which was filed with the Commission on August 31, 2005, pertaining to the registration of 1,036,211 Shares issuable under the NetScaler, Inc. 1997 Stock Plan.

•

Registration Statement on Form S-8 (No. 333-132820), which was filed with the Commission on March 29, 2006, pertaining to the registration of 280,000 Shares issuable under the Teros, Inc. 2005 Restricted Stock Unit Plan.

•

Registration Statement on Form S-8 (No. 333-135519), which was filed with the Commission on June 30, 2006, pertaining to the registration of 49,144 Shares issuable under the Reflectent Software, Inc. 2006 Restricted Stock Unit Plan and the Reflectent Software, Inc. 2003 Stock Plan.

•

Registration Statement on Form S-8 (No. 333-135521), which was filed with the Commission on June 30, 2006, pertaining to the registration of 5,400,000 Shares issuable under the 2005 Equity Incentive Plan (As Amended).

•

Registration Statement on Form S-8 (No. 333-136731), which was filed with the Commission on August 18, 2006, pertaining to the registration of 318,056 Shares issuable under the Orbital Data Corporation 2006 Restricted Stock Unit Plan and the Orbital Data Corporation 2002 Equity Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-147419), which was filed with the Commission on November 15, 2007, pertaining to the registration of 3,549,010 Shares issuable under the Ardence Delaware, Inc. 2006 Restricted Stock Unit Plan, the Ardence Delaware, Inc. 2005 Omnibus Stock Plan, the QuickTree, Inc. 2007 Restricted Stock Unit Plan and the XenSource, Inc. 2005 Stock Plan.

•

Registration Statement on Form S-8 (No. 333-147421), which was filed with the Commission on November 15, 2007, pertaining to the registration of 5,400,000 Shares issuable under the 2005 Equity Incentive Plan (As Amended).

•

Registration Statement on Form S-8 (No. 333-149967), which was filed with the Commission on March 28, 2008, pertaining to the registration of 93,750 Shares issuable under the Deterministic Networks, Inc. 2008 Restricted Stock Unit Plan.

•

Registration Statement on Form S-8 (No. 333-156267), which was filed with the Commission on December 18, 2008, pertaining to the registration of 115,061 Shares issuable under the Vapps, Inc. 2007 Stock Plan.

•

Registration Statement on Form S-8 (No. 333-156266), which was filed with the Commission on December 18, 2008, pertaining to the registration of 5,600,000 Shares issuable under the 2005 Equity Incentive Plan (As Amended).

•

Registration Statement on Form S-8 (No. 333-161164), which was filed with the Commission on August 7, 2009, pertaining to the registration of 5,600,000 Shares issuable under the 2005 Equity Incentive Plan (As Amended).

•

Registration Statement on Form S-8 (No. 333-165460), which was filed with the Commission on March 12, 2010, pertaining to the registration of 7,183 Shares issuable under the Amended and Restated Paglo Labs Inc. 2007 Stock Option/Stock Issuance Plan.

•

Registration Statement on Form S-8 (No. 333-168688), which was filed with the Commission on August 9, 2010, pertaining to the registration of 5,500,000 Shares issuable under the Amended and Restated 2005 Equity Incentive Plan (As Amended).

•

Registration Statement on Form S-8 (No. 333-172430), which was filed with the Commission on February 24, 2011, pertaining to the registration of 146,885 Shares issuable under the VMLogix, Inc. Amended and Restated 2006 Stock Incentive Plan and the Netviewer AG 2010 Restricted Stock Unit Plan.

•

Registration Statement on Form S-8 (No. 333-176148), which was filed with the Commission on August 8, 2011, pertaining to the registration of 6,094,510 Shares issuable under the Kaviza Inc. Amended and Restated 2008 Stock Incentive Plan (As Amended), the Kaviza Inc. 2010 Restricted Stock Unit Plan, the Cloud.com, Inc. Amended and Restated 2008 Stock Incentive Plan, the Cloud.com, Inc. 2011 Restricted Stock Unit Plan, and the Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (As Amended).

•

Registration Statement on Form S-8 (No. 333-179653), which was filed with the Commission on February 23, 2012, pertaining to the registration of 744,398 Shares issuable under the RingCube Technologies, Inc. 2011 Restricted Stock Unit Plan, the Novel Labs, Inc. Amended and Restated 2007 Stock Incentive Plan, the Novel Labs, Inc. 2011 Restricted Stock Unit Plan and the App-DNA Group Limited 2011 Restricted Stock Unit Plan.

•

Registration Statement on Form S-8 (No. 333-183120), which was filed with the Commission on August 7, 2012 (as amended by Post-Effective Amendment No. 1 dated February 16, 2018, and amended by Post-Effective Amendment No. 2 dated February 14, 2020), pertaining to the registration of 5,733,112 Shares issuable under the Apere, Inc. Amended and Restated 2004 Stock Incentive Plan, the Apere, Inc. 2012 Restricted Stock Unit Plan, the Podio ApS 2012 Restricted Stock Unit Plan, the Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan, the Knowlity International Corporation 2012 Restricted Stock Unit Plan, the Virtual Computer, Inc. 2012 Restricted Stock Unit Plan, and the Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (As Amended).

•

Registration Statement on Form S-8 (No. 333-186784), which was filed with the Commission on February 21, 2013, pertaining to the registration of 285,817 Shares issuable under the Zenprise Inc. Second Amended and Restated 2004 Stock Option/Stock Issuance Plan.

•

Registration Statement on Form S-8 (No. 333-196332), which was filed with the Commission on May 28, 2014, pertaining to the registration of 29,000,000 Shares issuable under the Citrix Systems, Inc. 2014 Equity Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-201399), which was filed with the Commission on January 8, 2015, pertaining to the registration of 20,090,930 Shares issuable under the Citrix Systems, Inc. 2015 Employee Stock Purchase Plan, the RightSignature, LLC 2014 Restricted Unit Plan and the Solid Instance, Inc. 2014 Restricted Stock Unit Plan.

•

Registration Statement on Form S-8 (No. 333-202181), which was filed with the Commission on February 19, 2015, pertaining to the registration of 37,057 Shares issuable under the Sanbolic, Inc. 2014 Restricted Stock Unit Plan.

•

Registration Statement on Form S-8 (No. 333-209583), which was filed with the Commission on February 18, 2016, pertaining to the registration of 105,765 Shares issuable under the Grasshopper Group, LLC 2015 Restricted Unit Plan.

•

Registration Statement on Form S-8 (No. 333-223069), which was filed with the Commission on February 16, 2018 (as amended by Post-Effective Amendment No. 1 dated February 14, 2020), pertaining to the registration of 19,710,927 Shares issuable under the Citrix Systems, Inc. Amended and Restated 2014 Equity Incentive Plan

•

Registration Statement on Form S-8 (No. 333-240235), which was filed with the Commission on July 31, 2020, pertaining to the registration of 7,900,000 Shares issuable under the Citrix Systems, Inc. Second Amended and Restated 2014 Equity Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-253689), which was filed with the Commission on March 1, 2021, pertaining to the registration of 320,000 Shares issuable under the Citrix Systems, Inc. 2021 Inducement Plan.

•

Registration Statement on Form S-8 (No. 333-253686), which was filed with the Commission on March 1, 2021, pertaining to the registration of 878,661 Shares issuable under the Wrike, Inc. Amended and Restated 2013 Stock Plan and the Wrangler Topco, LLC Second Amended and Restated 2018 Equity Incentive Plan.

As previously disclosed, on January 31, 2022, Citrix Systems, Inc. (“Citrix” or the “Registrant”) entered into an Agreement and Plan of Merger, dated as of January 31, 2022 (the “Merger Agreement”), with Picard Parent, Inc., a Delaware corporation (“Parent”), Picard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, for certain limited purposes detailed in the Merger Agreement, TIBCO Software Inc., a Delaware corporation, pursuant to which Merger Sub merged with and into Citrix (the “Merger”), with Citrix surviving the Merger as a wholly-owned subsidiary of Parent. On September 30, 2022, Parent completed its acquisition of Citrix.

As a result of the completion of the transactions contemplated by the Merger Agreement, including the Merger, the Registrant has terminated any and all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with the undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 3rd day of October, 2022.

Citrix Systems, Inc.

By:	/s/ Antonio G. Gomes
Name:	Antonio G. Gomes
Title:	Chief Legal and Administrative Officer and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.